MAINGATE TRUST
CHICKASAW CAPITAL MANAGEMENT, LLC

Code of Ethics

Adopted January 10, 2011

STATEMENT OF PRINCIPLES

In order to ensure compliance with the requirements of Section 17(j) of the Investment Company Act of 1940 (“1940 Act”) and Rule 17j-1 thereunder, and Rule 204A-1 under the Investment Advisers Act of 1940 (“Advisers Act”), MainGate Trust (the “Trust”), for itself an on behalf of the MainGate MLP Fund (the “Fund”), has adopted this Code of Ethics to govern personal securities investment activities of the officers and trustees of the Trust, as well as persons affiliated with Chickasaw Capital Management, LLC, investment adviser to the Fund (“Advisor”).  This Code shall serve as the Code of Ethics for the Trust and the Advisor with respect to Fund shareholders and other clients of the Advisor (collectively, “Clients”) for purposes of the 1940 Act and the Advisers Act, as applicable.  Although this Code contains a number of specific standards and policies, there are three key principles embodied throughout the Code.

The Interests Of Clients Must Always Be Paramount

Access Persons (defined below) have a legal and fiduciary duty to place the interests of Clients first.  In any decision relating to their personal investments, Access Persons must scrupulously avoid serving their own interests ahead of those of Clients.

Access Persons May Not Take Inappropriate Advantage Of Their Relationship To Clients

Access Persons should avoid any situation (including unusual investment opportunities, perquisites, accepting gifts of more than token value from persons seeking to do business with the Trust or the Advisor) that might compromise, or call into question, the exercise of their fully independent judgement in the interests of Clients.

All Personal Securities Transactions Should Avoid Any Actual, Potential or Apparent Conflicts Of Interest

Although all personal securities transactions by Access Persons must be conducted in a manner consistent with this Code, the Code itself is based upon the premise that Access Persons owe a fiduciary duty to Clients, and should therefore avoid any activity that creates an actual, potential or apparent conflict of interest.  This includes executing transactions through or for the benefit of a third party when the transaction is not in keeping with the general principles of this Code.

Access Persons must adhere to these general principles as well as comply with the specific provisions of this Code and federal securities laws.  Technical compliance with the Code and its procedures or federal securities laws will not automatically prevent scrutiny of trades that show a pattern of abuse or violation of an individual’s fiduciary duties to clients.

II.           DEFINITIONS

“Access Person” means:  (1)  any officer, trustee or managing member of the Trust or the Adviser; or (2) any Advisory Person (defined below).   A list of current Access Persons shall be maintained by the Advisor’s Chief Compliance Officer and incorporated herein as Schedule A.

“Advisory Personnel” (or individually, an “Advisory Person”) means: (1) any employee of the Trust or the Advisor who, in connection with his or her regular functions or duties, makes, participates in or obtains information regarding the purchase or sale of Securities by any Client, or whose functions relate to the making of any recommendations with respect to the purchase or sale of Securities by any Client; (2) any officer or managing member of the Trust or the Advisor; and (3) any natural person in a control relationship to the Trust or the Advisor who obtains information concerning recommendations made to a Fund with regard to the purchase or sale of a Security by a Fund or other non-public information regarding portfolio holdings of the Fund.  Any provisions of this Code that apply directly to Advisory Personnel equally apply to family members’ accounts in which Advisory Personnel have Beneficial Ownership.

“Beneficial Ownership” means the opportunity, directly or indirectly, to profit or share in any profit derived from the purchase or sale of the subject Securities.  Beneficial Ownership includes, but is not limited to, ownership of Securities held by members of the family.  For these purposes, a person’s family includes the person’s spouse, minor children, any person living in the home and any relative to whose support the person directly or indirectly contributes.

“Board” means the Board of Trustees of the Trust.

“Chief Compliance Officer” means according the reference either the Trust’s Chief Compliance Officer as may be appointed by the Board from time to time, or the Adviser’s Chief Compliance Officer as may be appointed by the Adviser from time to time.

“Client” means the Fund and each other series of the Trust that has commenced investment operations, and each client (as that term is defined in Rule 203(b)(3)–1 of the Advisers Act) of the Advisor.

“Control” means the power to exercise a controlling influence over the management or policies of the Trust or the Advisor, unless such power is solely the result of an official position with the Trust.  Any person who beneficially owns, either directly or through one or more controlled companies, more than 25% of the voting securities of any Fund shall be presumed to control such Fund.  Any such presumption may be rebutted by evidence, in accordance with Section 2(a)(9) of the 1940 Act.

“Fund” means the MainGate MLP Fund and each other series of the Trust that has commenced investment operations.

“Portfolio Manager” means any Advisory Person entrusted with the direct responsibility and discretionary authority to make investment decisions affecting any Client.  Any provisions of this Code that apply directly to Personal Securities Transactions by a Portfolio Manager equally apply to transactions in family members’ accounts in which the Portfolio Manager has Beneficial Ownership.

“Personal Securities Transaction(s)” means transactions in Securities for the account(s) in the names of Access Persons, or for accounts in which the Access Persons have Beneficial Ownership.

“Security” means shares of any Fund, any note, stock, treasury stock, bond, debenture, evidence of indebtedness, certificate of interest or participation in any profit-sharing agreement, collateral-trust certificate, pre-organization certificate or subscription, transferable share, investment contract, voting-trust certificate, certificate of deposit for a security, fractional undivided interest in oil, gas or other mineral rights, or, in general, any interest or instrument commonly known as “security,” or any certificate or interest or participation in temporary or interim certificate for, receipt for, guarantee of, or warrant or right to subscribe to or purchase (including options) any of the foregoing.

The term “Security” shall not include the following securities: (i) shares of registered open-end investment companies, other than the Fund; (ii) direct obligations of the United States government; (iii) high quality short term debt instruments, including repurchase agreements; (iv) bankers’ acceptances; (v) bank certificates of deposit; (vi) commercial paper and (vii) such other money market instruments as may be designated by the Board (collectively, the “Excluded Securities”).

“Purchase or Sale of a Security” includes the writing of an option to purchase or sell a Security.  A Security shall be deemed “being considered for Purchase or Sale” by a Portfolio Manager when a recommendation to purchase or sell has been made and communicated and, with respect to the person making the recommendation, when such person seriously considers making such a recommendation.  A Security shall not be deemed to be one which is “being considered for Purchase or Sale” by a Portfolio Manager if such Security is reviewed as part of a general industrial survey or other broad monitoring of the securities market.

III.           PROHIBITED PURCHASES AND SALES OF SECURITIES

Access Persons may not:

•
Purchase or Sell a Security within three calendar days before, or on the same day as, the execution of a trade in the same Security or an equivalent Security by a Client (unless the Personal Securities Transaction is combined (“blocked”) with the other transactions).

•
In any calendar year, receive a gift or anything else (for example, air fare, hotel accommodations, etc.) with a value in excess of $100 from any single person or entity that does business with or on behalf of the Trust or the Adviser;

•
Serve on the board of directors of a publicly traded company without prior authorization from the Board based upon a determination that such service would be consistent with the interests of Clients.  Advisory Personnel that serve on such boards of directors are prohibited from participating in any investment decisions made by a Portfolio Manager involving Securities of a company on whose board they serve;

•
Execute a Personal Securities Transaction on a day during which Clients have a pending “buy” or “sell” order in that Security or an equivalent Security, until the Clients’ orders have been executed or withdrawn (unless the Personal Securities Transaction is combined (“blocked”) with the other transactions).  In the case of “good until canceled” orders placed by a Client, this provision applies only if the market price is within 2 points or 10% of the “good until canceled” price; or

•
Execute a Personal Securities Transaction in a Security or an equivalent Security that is being considered for Purchase or Sale by a Client (unless the Personal Securities Transaction is combined (“blocked”) with the other transactions).

In a Personal Securities Transaction, Access Persons may not:

•
Acquire any Security in an initial public offering or in a private placement without prior written authorization of the acquisition by the Adviser’s Chief Compliance Officer.  Any decision by the Adviser’s Chief Compliance Officer to permit such investment and the reasons therefor must be documented in writing and reviewed by the Trust’s Chief Compliance Officer.

IV.           EXEMPTED TRANSACTIONS

The provisions described above under the heading Prohibited Purchases and Sales of Securities do not apply to:

•	Purchases or Sales of Excluded Securities;

•	Purchases or Sales of Securities effected in any account in which the applicable Advisory Person has no Beneficial Ownership;

•	Purchases or Sales of Securities which are non-volitional on the part of either an Access Person or a Fund (for example, the receipt of stock dividends);

•	Purchases of Securities made as part of automatic dividend reinvestment plans;

•	Purchases of Securities made as part of an employee benefit plan involving the periodic purchase of company stock or mutual funds; and

•
Purchases of Securities effected upon the exercise of rights issued by an issuer pro rata to all holders of a class of its securities, to the extent such rights were acquired from such issuer, and sale of such rights so acquired;

provided, however, that this section shall not exempt acquisitions of any Security in an initial public offering or in a private placement from the requirement that prior written authorization be obtained from the Adviser’s Chief Compliance Officer.

V.           PRE-CLEARANCE OF IPOS AND PRIVATE PLACEMENTS.

No Access Person may acquire any Security in an initial public offering (“IPO”) or in a private placement without prior written authorization by the Adviser’s Chief Compliance Officer.  All Access Persons wishing to invest in an IPO or private placement must obtain prior written authorization from the Adviser’s Chief Compliance Officer; except that such investments by the Adviser’s Chief Compliance Officer shall require prior written authorization of a Portfolio Manager, who shall perform the review and approval functions relating to reports and trading by the Adviser’s Chief Compliance Officer.

Any authorization so provided is effective until the close of business on the second trading day after the authorization is granted.  In the event that an order for the Personal Securities Transaction is not placed within that time period, a new authorization must be obtained.  If the order for the transaction is placed but not executed within that time period, no new authorization is required unless the person placing the original order amends the order in any manner.  An authorization for a “good until canceled” order is effective until the order conflicts with a Fund or Client order.

Prior to authorizing an investment in an IPO or private placement, the Adviser’s Chief Compliance Officer (or reviewing Portfolio Manager) shall review the daily trade blotter from the trades placed on behalf of Clients during the prior day, and consult with other Portfolio Managers as necessary in order to determine those Securities that have been purchased or sold by Clients and which Securities (other than Excluded Securities) are being considered for Purchase or Sale by Clients on that day.  The authorizing person shall document the reasons for his or approval, including a statement as to why the proposed investment does not conflict with Client’s best interests, and shall sign and date the approval.

VI.           TRANSACTION AND ACCOUNT POSITION REPORTING REQUIREMENTS

The following reporting requirements do not apply to any independent Trustee of the Trust who is not an “interested person” of the Trust within the meaning of Section 2(a)(19) of the 1940 Act, and who would be required to make a report solely by reason of being a Trustee (each an “Independent Trustee”).  If, however, an Independent Trustee knew or, in the ordinary course of fulfilling his or her duties as a Trustee, should have known, that during the 15-day period immediately preceding or after the date of a Personal Security Transaction in a Security by the Trustee, such Security is or was purchased or sold by the Fund or such purchase or sale by the Fund is or was considered by the Fund or the Advisor, the Independent Trustee shall make the quarterly disclosures described below to the Board, but only with respect to the applicable Security.

A.           Disclosure Of Personal Brokerage Accounts and Securities Holdings

Within 10 days of the commencement of employment with the Trust or the Advisor, an Access Person shall submit to the Adviser’s Chief Compliance Officer a report in the form attached hereto as Schedule B containing the following information (which report must be current as of a date that is no more than 45 days prior to the date the person becomes an Access Person): 1) the names of the broker, dealer or bank with whom each personal brokerage account is maintained, and the account numbers of all of their personal brokerage accounts, the accounts of members of their immediate families, and any accounts which the Access Person has Beneficial Ownership when such Person became an employee; 2) a list of all personal Securities holdings as of such date (including, for each, the title, the ticker symbol and/or CUSIP number, number of shares and principal amount); 3) an acknowledgement that the Access Person has read and understands this Code and will comply with its requirements; and 4) the date the report was submitted.

B.           Annual Reporting Requirements

Annually, all Access Persons shall submit to the Adviser’s Chief Compliance Officer an Annual Portfolio Holdings Report in the form attached hereto as Schedule  C.  Access Persons are required to disclose the following information annually on January 31st (which information must be current as of a date no more than 45 days before the report is submitted):  1) the names of each broker, dealer or bank with whom an account is maintained, and the account numbers of all personal brokerage accounts, brokerage accounts of family members, and any other brokerage accounts over which the Access Person has Beneficial Ownership; 2) a list of all personal holdings of Securities (including shares of the Fund); 3) an acknowledgement that the Access Person has read and understands this Code and has complied with its requirements; and 4) the date the report was submitted.

C.           Quarterly Reporting Requirements

No later than 30  days after the end of a calendar quarter, all Access Persons shall report to the Adviser’s Chief Compliance Officer the following information in the form attached hereto as Schedule D (which information must be current as of a date no more than 45 days before the report is submitted) with respect to transactions in any Security in which such person has, or by reason of such transaction acquires, any direct or indirect Beneficial Ownership of the Security:

•
The date of the transaction, the title, the applicable ticker symbol and/or CUSIP number, the interest rate and maturity date (if applicable), and the number of shares, and the principal amount of each Security and each Fund involved;

•	The nature of the transaction (i.e., purchase, sale or any other type of acquisition or disposition);

•	The price at which the transaction was effected;

•	The name of the broker, dealer or bank with or through whom the transaction was effected; and

•	The date the report is submitted.

Access Persons shall also identify any trading account established by the person during the previous quarter with a broker, dealer, bank or trust company.

Note:  In lieu of providing trade confirmations for Personal Securities Transactions, Access Persons may provide the Adviser’s Chief Compliance Officer with electronic access to personal brokerage account information or duplicate copies of account statements.

Reports pursuant to this section of this Code shall be made no later than 30 days after the end of the calendar quarter in which the transaction to which the report relates was effected, and shall include a certification that the reporting person has reported all Personal Securities Transactions required to be disclosed or reported pursuant to the requirements of this Code.  Such report may contain a statement that the report shall not be construed as an admission by the person making such report that he or she has any direct or indirect Beneficial Ownership in the Security to which the report relates.    Access Persons need not make such a report with respect to transactions effected for any account in which they may have Beneficial Ownership, but over which they do not have any direct or indirect influence or control (for example, a blind trust).  Access Persons need not make a separate report to the extent the information included in the report would duplicate information required to be recorded under Rule 204-2 of the Advisers Act.  The Trust’s Chief Compliance Officer shall be provided with copies of all Quarterly Reports and a summary of the Adviser’s Chief Compliance Officer’s review of Personal Securities Transaction conducted during the prior quarter, no later than five business days after such Quarterly Reports are due to be submitted.

VII.           REVIEW, ENFORCEMENT AND PENALTIES

The Adviser’s Chief Compliance Officer shall identify all Access Persons, provide a copy of this Code to each such person and inform them of their reporting obligations, and maintain a record of all current and former Access Persons.  Access Persons shall be required to review and be familiar with the provisions of this Code and, to evidence such review, each person shall be required to acknowledge in writing receipt of this Code, and any amendments thereto, at least on an annual basis.

A.           Review.  The Adviser’s Chief Compliance Officer shall review the requests for Pre-Clearance of IPO and Private Placement Personal Securities Transactions as well as Initial, Quarterly and Annual Reports by Access Persons.  Such reviews may include:

(a)	comparing each Security referenced in an Access Person’s report with completed and contemplated portfolio transactions in Securities by Clients;

(b)
assessing whether the Access Person submitting the report is trading for his or her own account in the same Securities as Clients and, if so, whether the Clients are receiving terms as favorable as those taken by such Access Person;

(d)	reviewing trades of Securities to determine whether the trading may indicate any abuses, including, market timing against an issuer restrictions, trading on insider information, etc.;

(e)	investigating any substantial disparities between the quality of performance in a Portfolio Manager’s personal account against that achieved by the Portfolio Manager for a Client; and

(f)
if applicable, investigating any substantial disparities between the percentage of trades that are profitable when a Portfolio Manager trades for his or her own account against the percentage that is profitable when the Portfolio Manager places trades for Clients.

(g)	any questionable transaction shall be promptly reported by the Adviser’s Chief Compliance Officer to the Trust’s Chief Compliance Officer for further review and analysis.

B.           Employee Reporting.  Each person subject to this Code who has knowledge of any violation of this Code by any other person shall promptly report such violation to the Adviser’s Chief Compliance Officer.  If the Fund is involved, the Adviser’s Chief Compliance Officer shall notify the Trust’s Chief Compliance Officer promptly and provide a written analysis as to whether a violation of this Code has in fact occurred.  The Adviser’s Chief Compliance Officer shall take sufficient steps to ensure that a reporting person is not penalized and that no retaliatory action is taken against such person in response to or as a result of a report by such person of a violation of this Code by a third person.  Any retaliatory action taken against any person that reports a violation shall be deemed a violation of this Code that is sanctionable pursuant to the provisions of this Code.

C.           Reports to the Board.  The Adviser’s Chief Compliance Officer, at the direction of the Board, shall be responsible for investigating any suspected violation of the Code.  When the Adviser’s Compliance Officer suspects or receives a report that a violation of this Code may have occurred, the Adviser’s Chief Compliance Officer shall review the facts and determine whether a violation has occurred, taking into account all the exemptions provided under this Code.  Before making any determination that a violation has been committed by an individual, the Adviser’s Chief Compliance Officer shall give the suspected violator an opportunity to supply additional information regarding the transaction in question. Upon determining that a violation of the Code has in fact occurred, the Adviser’s Chief Compliance Officer shall promptly report such violation(s) to the Trust’s Chief Compliance Officer and ot Board, if the Fund is involved, or to the Senior Managing Principal of the Advisor, as applicable.  The Board may authorize or direct the Trust’s Chief Compliance Officer to further review and investigate any suspected or confirmed violation and to review any Personal Securities Transaction reports submitted by any Access Person.

D.           Penalties.   The Board is responsible for imposing any sanctions it deems necessary.

(i)           If the Board determines that an Access Person has committed a violation of the Code, the Board may impose sanctions and take other actions as it deems appropriate, including a letter of caution or warning, suspension of personal trading rights, suspension of employment (with or without compensation), fine, and termination of the employment of the violator.  The Board also may require the Access Person to reverse the trade(s) in question and forfeit to the applicable Fund(s) any profit or absorb any loss derived therefrom.

(ii)           No Person shall participate in a determination of whether he or she has committed a violation of this Code or in the imposition of any sanction against himself or herself.  .

(iii)    If the Access Person’s violation does not relate to Securities held by a Fund, the Senior Managing Principal of the Advisor, as applicable, shall be responsible for imposing  any sanctions as he deems necessary in accordance with this section.

VIII.           DUTIES AND POWERS OF THE BOARD OF TRUSTEES

At each regular meeting of the Board, the Trust’s and the Adviser’s Chief Compliance Officer each shall submit to the Board a report that confirms there have been no violations of this Code by the Trust or the Adviser, respectively, during the prior fiscal quarter or outlining any violation that occurred during the quarter as well as the sanctions imposed as a result of such violation.  On an annual basis, the Trust’s and the Adviser’s Chief Compliance Officer each shall summit to the Board a comprehensive report that describes any issues arising under the Code since the last report to the Board by such Chief Compliance Officer, including, but not limited to, information about material violations of the code or procedures and sanctions imposed as a result.  Such summary shall be reviewed by the Board in order to determine whether any violation of this Code or any section of the 1940 Act or the regulations promulgated thereunder has occurred.

At least annually, the Trust’s and the Adviser’s Chief Compliance Officer each must furnish to the Board a written report that:

1.	Summarizes existing procedures concerning Personal Securities Transactions and any changes in the procedures made during the prior year;

2.
Describes any issues arising under the relevant Code of Ethics since the last report to the Board, including, but not limited to, information about material violations of the code or procedures and sanctions imposed as a result;

3.           Identifies any recommended changes in existing restrictions or procedures based upon the experience under the relevant Code of Ethics, evolving industry practices or developments in applicable laws and regulations; and

4.           Certifies that the Trust and the Advisor have implemented these procedures reasonably necessary to prevent Access Persons from violating the Code.

The Board may, in its discretion, take any actions and impose any penalty it deems appropriate upon any person that has violated this Code of Ethics or engaged in a course of conduct which, although in technical compliance with this Code, shows a pattern of abuse by that person of his or her fiduciary duties to a Fund.

The above actions of the Board may be in addition to any action taken by the Advisor against the person or persons involved.

From time to time, the Board may amend this Code or adopt such interpretations of this Code as the Trustees deem appropriate.  The Board must base its approval of any material changes to the Code on a determination that the Code contains provisions reasonably necessary to prevent Access Persons subject to this Code from engaging in any conduct prohibited by this Code.

 IX.           ALTERNATE CODE OF ETHICS

A.           Advisory Personnel shall be bound by the requirements of this Code; except that the Advisor, any sub-advisor or Distributor engaged by the Trust may:

1.
Submit to the Board a copy of such alternative Code(s) of Ethics adopted by the Advisor, sub-advisor or the Distributor pursuant to Rule 17j-1 under the 1940 Act and Rule 204A-1 under the Advisers Act (the “Alternate Code”), along with a letter of certification that it has adopted procedures reasonably necessary to prevent Advisory Personnel from violating the Alternate Code;  the Board shall review any the Alternate Code to determine if it is satisfactory;

2.	Promptly report to the Board in writing any material amendments to the Alternate Code; and

3.	Provide to the Board, at least annually, the report required above.

B.           In addition to submitting a report that is satisfactory to the Board, the Advisor, any sub-advisor or the Distributor shall:

1.	Promptly furnish the Board upon request at any time and from time to time copies of any reports made pursuant to the Alternate Code by any person who is an Advisory Person; and

2.	Immediately furnish to the Board, without request, all material information regarding any violation of the Alternate Code by any person who is an Advisory Person.

C.
The Board is required to approve the code of any new investment advisor, sub-advisor or principal underwriter to the Fund before initially retaining the services of such service provider.  The Board must approve a material change to the code of ethics of a service provider no later than six months after adoption of the material change. Before approving any service provider’s code of ethics, or any amendment to the same, the Board must receive a certification from the service provider that it has adopted procedures reasonably necessary to prevent its Access Persons from violating the relevant code of ethics.

The Board, including a majority of Independent Trustees, has approved this Code, and must approve any material changes to the Code.  The Board also must approve any Alternate Code or any material changes to an Alternative Code. The Board must base its approval of any material changes to this Code or any Alternate Code on a determination that the Code contains provisions reasonably necessary to prevent all Persons subject to it from engaging in any conduct prohibited by this Code.

X.	RECORDS

A.           The Trust’s Chief Compliance Officer shall maintain records in the manner and to the extent set forth below, which records may be maintained on microfilm under the conditions described in Rule 31a-2(f)(1) under the 1940 Act and shall be available for appropriate examination by the Securities and Exchange Commission (“SEC”) staff.

1.	A copy of this Code and any Alternate Code which is, or at any time within the past five years has been, in effect shall be preserved in an easily accessible place.

2.
A record of any violation of this Code and of any action taken as a result of such violation shall be preserved in an easily accessible place for a period of not less than five years following the end of the fiscal year in which the violation occurs.

3.
A copy of each report or duplicate account statements filed pursuant to this Code by any Person subject to the Code shall be preserved for a period of not less than five years from the end of the fiscal year in which it is made, the first two years in an easily accessible place.

4.
A list of all persons who are, or within the past five years have been, required to make reports pursuant to this Code, or who are or were responsible for reviewing these reports, shall be maintained in an easily accessible place.

5.	A copy of each annual report to the Board required in Section VII above.

6.
A record of any decision, and the reasons supporting the decision, to approve the acquisition by any Person of an initial public offering or private placement offering, for at least five years after the end of the fiscal year in which the approval is granted.

7.	A copy of each pre-approval granted to an Access Person to allow that Access Person to invest in an IPO or Private Placement.

B.	Confidentiality

All reports of Securities transactions and any other information required  to be maintained Trust pursuant to this Code shall be treated as confidential, except as regards appropriate examinations by the SEC staff.

Schedule A

List of Access Persons

The Adviser’s Chief Compliance Officer maintains a list of all access persons and shall be required to update it not less than quarterly. All newly defined “Access Persons” are to include the date that such persons were designated as such.

Fund Portfolio Managers

Geoffrey Mavar – Portfolio Manager
Matthew Mead – Portfolio Manager
David Fleischer – Portfolio Manager

Trust’s Chief Compliance Officer

Salvatore Faia

Adviser’s Chief Compliance Officer

Debra McAdoo

Advisor Investment Personnel

Robert Walker – Research Analyst/Portfolio Manager
James Johnstone – Institutional Sales
Vickie Gardino – Client Analyst
Henry Levy – Advisory Director

Independent Trustees

As set forth in the Fund’s most current Statement of Additional Information

Last updated:  January 10, 2011

Schedule B
MAINGATE TRUST
CHICKASAW CAPITAL MANAGEMENT, LLC
CODE OF ETHICS
Initial Disclosure of Securities Holdings

INSTRUCTIONS: Within 10 days of becoming an Access Person under the Code of Ethics, you must submit to the Chief Compliance Officer of Chickasaw Capital Management, LLC (“CCO”) the following information (which information must be current as of a date no more than 45 days before the report is submitted):  1) the names of each broker, dealer or bank that maintains a personal brokerage account for you or any family member, and the account numbers of each custodial account maintained in your name or the names of family members over which accounts you have Beneficial Ownership;  2) a list of all Securities held in these accounts as of such date (including, the title, ticker symbol and/or CUSIP number, number of shares and principal amount of each Security);  and 3)  the date the report was submitted.

PLEASE NOTE:  YOU ARE REQUIRED TO OBTAIN THE CCO’S PRIOR APPROVAL BEFORE YOU OPEN ANY NEW BROKERAGE ACCOUNT OR PURCHASE ANY SECURITIES (INCLUDING SHARES OF THE MAINGATE MLP FUND) TO THE EXTENT REQUIRED BY THE CODE OF ETHICS.

SECTION 1:  COMPLETE AND SIGN THE “SECURITIES ACCOUNT FORM” ATTACHED HERETO.

•
I confirm that I have provided the names of each custodian and account numbers for all accounts held in my name or the names of my family members over which I have Beneficial Ownership to the Chief Compliance Officer (“CCO”).  As of the date hereof, I confirm that I have directed each custodian to provide directly to the CCO duplicate copies of account statements for each custodial account over which I have Beneficial Ownership.  I hereby authorize the CCO to review via electronic access information for all accounts maintained by J.P. Morgan in my name or the name of my family members over which I have Beneficial Ownership.

Yes                 No

SECTION 2:  COMPLIANCE CERTIFICATION

•	I confirm that I have disclosed in the attached Form all accounts over which I have Beneficial Ownership and all Securities as required by the Code of Ethics.

Yes                 No

•	I confirm that I do not own any Securities issued in an initial public offering (“IPO”) or private placement.
PLEASE NOTE:  Any IPO or private placement must be pre-approved by the CCO in writing.

Yes                 No*

* If No, please list all Securities issued in an IPO or private placement and provide date pre-approval was granted by CCO:

Securities: _____________________________________________________________________
Date of Pre-Clearance:  ___________________________________________________________

SECTION 3:  ACKNOWLEDGEMENT

Access Persons are required to certify that they have read and understand the Code of Ethics and that they will comply with its requirements.  By signing below, you hereby certify that you:

•
have received a copy of the Code of Ethics adopted by MainGate Trust and Chickasaw Capital Management, LLC pursuant to Rule 17j-1 of the Investment Company Act of 1940 and Rule 204A-1 of the Investment Advisers Act of 1940;

•	have reviewed the Code of Ethics and have had the opportunity to ask questions about it;
      •        have read and understand the Code of Ethics; and
•	have complied, and will continue to comply, with the requirements of the Code of Ethics.

Access Person as of: _____________ ____, 20___

_________________________    ________________________          ______________
Print Name                                           Signature                                                 Date of Report

Schedule C
MAINGATE TRUST
CHICKASAW CAPITAL MANAGEMENT, LLC
CODE OF ETHICS

Annual Disclosure of Securities Holdings

INSTRUCTIONS: Annually, all Access Persons shall submit to the Chief Compliance Officer of Chickasaw Capital Management, LLC (the “Adviser”) the following information (which information must be current as of a date no more than 45 days before the report is submitted):  1) the names of each broker, dealer or bank that maintains an account for you or any family member, and the account numbers of each custodial account maintained in your name or the names of family members over which accounts you have Beneficial Ownership;  2) a list of all Securities held in such accounts as of the date of this report (including, the title, ticker symbol and/or CUSIP number, number of shares and principal amount of each Security);  3) an acknowledgement that the Access Person has read and understands this Code and has complied with its requirements; and 4) the date the report was submitted.

SECTION 1:  COMPLETE AND SIGN THE ATTACHED “DISCLOSURE OF OUTSIDE BROKERAGE ACCOUNTS” FORM.

•
I confirm that I have provided to the CCO names of each custodian and account numbers for all accounts held in my name or the names of my family members over which accounts I have Beneficial Ownership.  As of the date hereof, I confirm that I have directed each custodian to provide to the CCO directly duplicate copies of the account statements for each custodial account over which I have Beneficial Ownership.  I hereby authorize the CCO to review via electronic access information for all accounts maintained by J.P. Morgan in my name or the name of my family members over which I have Beneficial Ownership.

Yes     ☐            No*☐

* IF NO, PROVIDE INFORMATION BELOW FOR NEW ACCOUNT(S):

Name of Custodian:
Name(s) of Account(s):
Account Number(s):

SECTION 2:  COMPLIANCE CERTIFICATION

•	I confirm that I have disclosed in the attached Form all accounts over which I have Beneficial Ownership and all Securities as required by the Code of Ethics.

Yes ☐                No  ☐

•	I confirm that I did not purchase or receive any Securities issued in an initial public offering (“IPO”) or private placement.
PLEASE NOTE:  Any IPO or private placement must be pre-approved by the CCO in writing.

Yes ☐                No* ☐

* If you purchased or received any IPO or private placement, check below and attach copy of pre-clearance approval from CCO:

Yes  ☐   Date of Pre-Clearance:  __________ ___,  20__

SECTION 3:  ACKNOWLEDGEMENT

Access Persons are required to certify that they have read and understand the Code of Ethics and that they will comply with its requirements.  By signing below, you hereby certify that you:

•
have received a copy of the Code of Ethics adopted by MainGate Trust and Chickasaw Capital Management, LLC pursuant to Rule 17j-1 of the Investment Company Act of 1940 and Rule 204A-1 of the Investment Advisers Act of 1940;

•	have reviewed the Code of Ethics and have had the opportunity to ask questions about it;
      •        have read and understand the Code of Ethics; and
•	have complied, and will continue to comply, with the requirements of the Code of Ethics.

For Year Ended _________ ___, 20____

_________________________    ________________________          ______________
Print Name                                           Signature                                                 Date

Schedule D

MAINGATE TRUST
CHICKASAW CAPITAL MANAGEMENT, LLC
CODE OF ETHICS
Quarterly Report of Securities Holdings

INSTRUCTIONS:  No later than 30  days after the end of a calendar quarter, all Access Persons shall report to the Chief Compliance Officer of Chickasaw Capital Management, LLC (the “CCO”) the following information (which information must be current as of a date no more than 45 days before the report is submitted) with respect to transactions in any Security in which such person has, or by reason of such transaction acquires, any direct or indirect Beneficial Ownership of the Security:  (1) the date of the transaction, the title, the applicable ticker symbol and/or CUSIP number, the interest rate and maturity date (if applicable), number of shares, and the principal amount of each Security;  (2) the nature of the transaction (i.e., purchase, sale or any other type of acquisition or disposition);  (3) the price at which the transaction was effected; (4) the name of the broker, dealer or bank with or through whom the transaction was effected; and (5) the date the report is submitted.  Access Persons shall also identify any new brokerage account opened by the person during the previous quarter with a broker, dealer, bank or trust company.

PLEASE REMEMBER:  YOU ARE REQUIRED TO OBTAIN THE CCO’S APPROVAL BEFORE YOU OPEN ANY NEW BROKERAGE ACCOUNT OR PURCHASE ANY SECURITIES (INCLUDING SHARES OF THE MAINGATE MLP FUND) TO THE EXTENT REQUIRED BY THE CODE OF ETHICS.

SECTION 1:  COMPLETE AND SIGN THE ATTACHED “DISCLOSURE OF OUTSIDE BROKERAGE ACCOUNTS” FORM.

I confirm that I have provided to the CCO names of each custodian and account numbers for all accounts held in my name or the names of my family members over which accounts I have Beneficial Ownership.  As of the date hereof, I confirm that I have directed each custodian to provide to the CCO directly duplicate copies of the account statements for each custodial account over which I have Beneficial Ownership.  I hereby authorize the CCO to review via electronic access copies of statements for all accounts maintained by J.P. Morgan in my name or the name of my family members over which I have Beneficial Ownership.

Yes  ☐               No*☐

* IF NO, PROVIDE FOLLOWING INFORMATION FOR NEW ACCOUNT(S):

Name of Custodian:
Name(s) of Account(s):
Account Number(s):

SECTION 2:  COMPLIANCE CERTIFICATION

•	I confirm that I have disclosed in the attached Form all accounts over which I have Beneficial Ownership and all Personal Securities Transactions as required by the Code of Ethics.

Yes  ☐               No ☐

16

•
I confirm that I did not purchase or receive any Securities issued in an initial public offering (“IPO”) or private placement.  PLEASE NOTE:  Any IPO or private placement must be pre-approved by the CCO in writing.

Yes  ☐               No* ☐

* If you purchased or received any IPO or private placement Securities, attach a copy of pre-clearance form provided by the CCO

Pre-Clearance Form Dated  __________ ___,  20__  attached hereto.

SECTION 3:  ACKNOWLEDGEMENT

Access Persons are required to certify that they have read and understand the Code of Ethics and that they will comply with its requirements.  By signing below, you hereby certify that you:

•
have received a copy of the Code of Ethics adopted by MainGate Trust and Chickasaw Capital Management, LLC pursuant to Rule 17j-1 of the Investment Company Act of 1940 and Rule 204A-1 of the Investment Advisers Act of 1940;

•	have reviewed the Code of Ethics and have had the opportunity to ask questions about it;
      •        have read and understand the Code of Ethics; and
•	have complied, and will continue to comply, with the requirements of the Code of Ethics.

For Quarter Ended _________ ___, 20____

_________________________    ________________________          ______________
Print Name                                           Signature                                                 Date

MainGate Trust
Chickasaw Capital Management, LLC

DISCLOSURE OF OUTSIDE BROKERAGE ACCOUNTS

LIST ALL BROKERAGE ACCOUNTS THAT YOU, YOUR SPOUSE OR YOUR IMMEDIATE FAMILY LIVING IN YOUR HOUSE HAVE; OR INDICATE IF NONE

Firm:                                      Account #:

Contact Name and Address:

Duplicate Statement: Y / N

Firm:                                      Account #:

Contact Name and Address:

Duplicate Statement: Y / N

Firm:                                      Account #:

Contact Name and Address:

Duplicate Statement: Y / N

Firm:                                       Account #:

Contact Name and Address:

Duplicate Statement: Y / N

REQUEST FOR APPROVAL OF IPO OR PRIVATE PLACEMENT:

__________________________________________________________________________
Employee Name                                                                Signature        Date

__________________________________________________________________________
Supervisor Name                                                              Signature        Date

__________________________________________________________________________
Adviser’s Chief Compliance Officer                              Signature        Date